As filed with the Securities and Exchange Commission on March 27, 1998

Registration Number 333-19183

_____________________________________________________________________________
_____________________________________________________________________________
                        SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                  ----------------
                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                      FORM S-1
                               REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                               ----------------
                                JYRA RESEARCH INC.
                         (NAME OF ISSUER IN ITS CHARTER)

DELAWARE                                  3679                    98-0167341
---------------                       -----------              ----------------
(STATE OR                            PRIMARY STANDARD         (I.R.S. EMPLOYER
JURISDICTION OF                        INDUSTRIAL               IDENTIFICATION
INCORPORATION OR                     CLASSIFICATION                 NUMBER)
ORGANIZATION)                         CODE NUMBER)

HAMILTON HOUSE
111 MARLOWES
HEMEL HEMPSTEAD
HERTFORDSHIRE HP1 1BB
ENGLAND
Tel: 44 1442 403600
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

RODERICK ADAMS, SECRETARY
HAMILTON HOUSE
111 MARLOWES
HEMEL HEMPSTEAD
HERTFORDSHIRE HP1 1BB
ENGLAND
Tel: 44 1442 403600
(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------------

    COPIES TO:

    JAMES BERNS, ESQ.
    BERNS & BERNS
    ONE ROCKEFELLER PLAZA
    NEW YORK, NEW YORK 10020
    TELEPHONE NO.: (212) 332-3320
    FACSIMILE NO.: (212) 332-3315

THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION 823,150 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE REGISTRANT. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933.

DE-REGISTRATION OF SECURITIES

  On July 30, 1997, the Registration Statement on Form S-1 (File No. 333-19183) (the "Registration Statement") of Jyra Research Inc. (the "Registrant") covering an aggregate of 1,043,100 shares of Common Stock, par value $.001 per share ("Shares"), of the Registrant, to be sold from time to time by certain shareholders of the Registrant, who originally purchased the Shares from the Registrant during November 1996, was declared effective by the Securities and Exchange Commission. On August 14, 1997 the Registrant announced a one-for-one stock dividend, in which each shareholder of record of the Registrant on August 25, 1997 would receive one additional Share for
every Share owned.   On September 5, 1997, the Registrant filed a
Post-Effective Amendment to the Registration Statement to reflect the stock dividend and the increase in outstanding Shares from 6,276,600 Shares to 12,553,200 Shares, and increasing the number of Shares being registered for resale to 2,086,200. On September 8, 1997 the Post-Effective Amendment was declared effective.


  Because the Shares covered by the Registration Statement are now eligible to be freely resold into the United States pursuant to the provisions of Regulation S, promulgated under the Securities Act of 1933, Registrant has decided it is no longer necessary keep the Registration Statement effective. Accordingly, the secondary offering of the Shares covered by the Registration Statement will terminate on March 27, 1998 (the "Termination Date"). In accordance with the undertakings of the Registrant set forth in Part II of the Registration Statement, the Registrant hereby de-registers 803,000 Shares covered by the Registration Statement that remain unsold as of the Termination Date pursuant to this Post-Effective Amendment No. 2 to the Registration Statement.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HEMEL HEMPSTEAD, ENGLAND, ON March 27, 1998.

                                                 Jyra Research Inc.

                                             By: /s /Paul Robinson/
                                                 ____________________
                                                 Paul Robinson,
                                                 President

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                                              By: /s/ Paul Robinson
                                                  ____________________
                                                  Paul Robinson
                                                  President & CEO

                                                  March 27, 1998


                                              By: /s/ Roderick Adams
                                                  _____________________
                                                  Roderick Adams
                                                  Chief Financial Officer,
                                                  Director (Principal Financial
                                                  and Accounting Officer)

                                                  March 27, 1998


                                              By: /s/ Peter Lynch
                                                  _____________________
                                                  Peter Lynch
                                                  Director

                                                  March 27, 1998

                                              By: /s/ Philip Smith
                                                  _____________________
                                                  Philip Smith
                                                  Director

                                                  March 27, 1998